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                                                                    EXHIBIT 10.2

                                 REVOLVING NOTE


$30,000,000.00    Dated: May 15, 2000
                                                               Due: May 14, 2001

                  FOR VALUE RECEIVED, on or before May 14, 2001, INDIAN-MARTIN AG, a corporation organized and existing under the laws of Switzerland ("COMPANY"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association ("BANK"), at Bank One Tower, Mail Code IN 1-0046, 111 Monument Circle, Indianapolis, Indiana 46277, or such other place as Bank may designate by written notice to Company, the principal sum of Thirty Million Dollars and 00/100 ($30,000,000.00), or so much of such amount as may be disbursed by Bank as Advances made on the Loan under the terms of the Credit Agreement (as hereinafter defined), together with interest thereon at the rates and calculated as provided in the Credit Agreement. Interest accruing on the principal balance of this Note outstanding from time to time shall be due and payable by Company on such dates and in accordance with the terms of the Credit Agreement. All amounts paid on this Note shall be applied in accordance with the terms of the Credit Agreement.

                  This Note is the "Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which Advances, payments, readvances and repayments may be made prior to the maturity of this Note, for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Note and the terms of any prepayment premiums, penalties and other charges which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of principal or interest due under the terms of this Note prior to maturity is not paid in full within ten (10) days of the date when due, then Bank at its option and without prior notice to Company, may assess a late payment fee in an amount equal to the greater of Twenty Five and 00/100 Dollars ($25.00) or Five Percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by Bank of any late payment fee assessed, or the failure of Bank in any instance to assess a late payment fee shall not be construed as a waiver by Bank of its right to assess late payment fees thereafter.

                  If any installment of interest due under the terms of this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.


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                  The holder of this Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Note, or approve reductions of the payments thereon, release any Collateral securing payment of such indebtedness or accept a renewal Note or Notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.

                  As used in this Note, the term "Credit Agreement" means that certain Credit Agreement, dated as of even date herewith, by and between Company and Bank, as the same hereafter may be amended, modified and/or restated from time to time and at any time. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Note shall have the same meanings in this Note as are ascribed to them in the Credit Agreement. The principal amount of this Note outstanding from time to time shall be determined by reference to the books and records of Bank on which shall be recorded each Advance under the Loan evidenced by this Note, and all payments by Company on account of such Loan. Such books and records shall be deemed prima facia to be correct as to such matters, absent demonstrative or manifest error.

                  This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana without reference to the choice or conflicts of laws rules or principles of any foreign or domestic jurisdiction.


                                    INDIAN-MARTIN AG, a corporation organized and existing under the laws of Switzerland


                                    By:   /s/ Lars Haussmann
                                          -----------------------------------
                                          Lars Hausmann, Director
                                          -----------------------------------
                                          (Printed Name and Title)